EXHIBIT 4.10


THE ALEXANDER & ALEXANDER SERVICES
INC.

EMPLOYEE DISCOUNT STOCK PURCHASE
PLAN


ARTICLE I
PURPOSE

     This Employee Discount Stock Purchase Plan is intended to encourage employees of Alexander & Alexander Services Inc.
("A&A") and its subsidiaries (collectively, together with A&A, the "Company") to remain in the employ of the Company and to participate in its growth by permitting them to purchase shares of A&A's common stock at a price that is less than fair market value on the date of purchase. Such purchases shall be made from funds accumulated through payroll deductions within a period of not more than 27 months from the Commencement Date of any Offering under this Plan. This Plan is intended to qualify as a "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.


ARTICLE II
DEFINITIONS

     Section 2.1 The following words and phrases shall have the meanings indicated for purposes of the Plan, unless the context clearly indicates otherwise:

        (a)Account.  The account established for each
           Participant.
        (b)Board.  The Board of Directors of A&A.
        (c)Code.  The Internal Revenue Code of 1986, as
           amended, and as it may be amended from time to time.
        (d)Committee. The Committee appointed from time to time to administer the Plan. Unless otherwise specified by the Board or any relevant subcommittee thereof, the Committee shall be the Company's
           U.S. Employee Benefits Committee.
        (e)Commencement Date. The date as of which an Offering shall commence, as determined pursuant to the Plan and specified in each Offering.
        (f)Employee. Any salaried employee of the Company whose customary employment is (i) 20 hours per week or more, or (ii) at least five months in any calendar year.
        (g)Expiration Date. The last day of any Offering period, as determined pursuant to the Plan and as specified in each Offering, which date shall occur not later than 27 months from the Commencement
           Date of any Offering. The Expiration Date shall be the last day on which payroll deductions made during the Offering period may be withdrawn; if not withdrawn on or prior to the Expiration Date, all such payroll deductions shall be applied to the purchase of Stock pursuant to the terms of the Offering.
        (h)Hardship. For purposes of this Plan, each of the following circumstances shall be deemed to be a hardship: (1) medical expenses previously incurred by the Participant or any dependents of the Participant or any other member of the Participant's family, or necessary for the Participant or such dependent or family member,
           (ii) the purchase (including mortgage payments) of a principal residence for the Participant, (iii) payment of tuition and related educational fees for the next 12 months' education for the Participant or the Participant's spouse, children or dependents,
           (iv) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence, (v) payment of funeral and other expenses incurred in connection with the death of any member of the Participant's family, or (vi) any other circumstance of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service of general applicability. The Committee's determination of the existence of an Participant's Hardship shall be final and binding on the Participant.
        (i)Minimum Holding Period.  The period of time
           Shares purchased under the Plan will be held in custody in a Participant's Account, as specified in the terms and conditions of each Offering.
        (j)Offering. Any offering made in accordance with the terms and conditions of the Plan permitting Participants to purchase Stock under the Plan.
        (k)Option. The right of an eligible Employee to purchase Stock by participating in an Offering.
        (l)Optionee or Participant. An Employee who exercises his or her Option by authorizing payroll deductions pursuant to Section 6.3 hereof.
        (m)Plan.  The A&A Services Inc.  Employee
           Discount Stock Purchase Plan, as herein set forth, and as amended from time to time.
        (n)Purchase Price. The price per Share at which Stock may be purchased under the Plan, which shall not be less than 85% of the fair market value of a Share on either the Commencement Date or the Expiration Date.
        (o)Shares or Stock. Shares of the common stock, par value $1.00 per share, of A&A.
        (p)Subsidiaries.  Any entity described in Section
           424(f) of the Code.

     Section 2.2 The masculine gender shall include the feminine, and the singular shall include the plural, where appropriate.


ARTICLE III
ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, which shall have full power and authority to: (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (c) determine the terms of each Offering and Options granted pursuant thereto, including establishing the Purchase Price for each Offering; and (d) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant or Optionee and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.


ARTICLE IV
EMPLOYEES ELIGIBLE TO PURCHASE STOCK

     All Employees shall be eligible to purchase Stock under the Plan except for any Employee who, immediately after the granting of an Option, would own (or be deemed to own under the rules of Section 423(b)(3) of the Code) any class of Company stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries. If the effect of the granting of an Option to an Employee is such that his total stock ownership (as determined under Section 423(b)(3) of the Code) equals or exceeds such five percent (5%) limitation, such Option shall be entirely void as if it had never been granted.


ARTICLE V
STOCK

     The maximum number of Shares which may be purchased under the Plan is 750,000 Shares, subject, however, to adjustment as hereinafter provided. At any time after the effective date of the Plan, if there is a change in the number of Shares outstanding, whether as a result of a stock dividend, a split-up of Shares, merger, consolidation, recapitalization or similar corporate transaction, then, effective with the record date for such change, the Board shall appropriately adjust the maximum number of Shares which thereafter may be purchased under the Plan.


ARTICLE VI
OFFERINGS; GRANTING OF OPTIONS;
AUTHORIZATION OF PAYROLL
DEDUCTIONS BY PARTICIPANTS

     Section 6.1 Offerings may be made from time to time to all Employees. Every eligible Employee on the Commencement Date of any Offering shall be deemed to have been granted an Option pursuant to the terms of that Offering.

     Section 6.2 Unless otherwise specified by the Committee, there shall be two Offerings under the Plan during each calendar year. Unless otherwise specified by the Committee prior to the Commencement Date for any Offering, the Commencement Dates and Expiration Dates, respectively, of each Offering shall (a) January 1 and June 30 and (b) July 1 and December 31.

     Section 6.3 Each Employee shall become a Participant pursuant to the terms of an Offering by filing an election to participate in that Offering in the form of a payroll deduction authorization (in the manner prescribed by the Committee) within such time as may be specified in such Offering. The election shall specify the amount of each payroll deduction which the Employee wishes to apply to the purchase of Stock in the Offering, which shall not be less than $10 per payroll period nor greater than $1,000 per payroll period (subject to the limitations contained in Section 7(b) of the Plan). Payroll deductions shall (a) commence with the first regular payroll period coinciding with or ending on the Commencement Date of the Offering, or at such other time as may be specified in such Offering, and (b) shall end on the earlier of the last regular payroll period coinciding with or ending before the Expiration Date or, if earlier, upon the termination of a Participant's employment with the Company.


ARTICLE VII
TERMS AND CONDITIONS OF OFFERINGS AND
OPTIONS

     Section 7 Except as provided in subparagraph (b) of this Section 7, all Participants shall have the same rights and privileges, as specified below:

       (a)Purchase Price: Each Offering shall state the
          Purchase Price per share at which Stock may be purchased thereunder. In determining the Purchase Price, the fair market value per share of Stock shall be the closing price reported on the New York Stock Exchange Composite Tape for the date on which such value is being determined, provided, however, that if any such date is not a stock trading date, then the closing price on the next trade date shall be used. In no event, however, shall the Purchase Price per share for any Offering be less than the par value per share of Stock.
       (b)Accrual Limitation: Notwithstanding any other provision of the Plan, no Option shall be granted to any Employee which would permit such Employee to purchase Stock pursuant to all unexpired offerings under all existing employee stock purchase plans, as defined in Section 423 of the Code, accruing at a rate which exceeds at any time twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time such Option is granted) during any calendar year in which such Option is outstanding. For purposes of this subparagraph (b):
          (i) an Option accrues when the Option (or any portion thereof) first becomes exercisable during any calendar year;
          (ii) an Option accrues at the rate provided in the applicable Offering, but in no case may such rate for any Employee exceed twenty-five thousand dollars ($25,000) of the fair market value of the Stock determined at the time the Option is granted for any one calendar year;
          (iii) an Option that has accrued under any one Offering may not be carried over by a Participant to any other Offering; and
          (iv) only rights to purchase Stock that have been granted under an employee stock purchase plan which complies with Section 423 of the Code shall be taken into account for purposes of this subparagraph (b).
       (c)Nontransferability of Options: An Option shall not
          be transferable by the Employee or Participant to
          whom it has been granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.
          However, in the discretion of the Committee, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any Option upon the death of a Participant.
       (d)Purchases: Purchases of Shares by any Participant pursuant to an Offering shall be made with funds accumulated in his Account through payroll deductions from such Participant's salary or as otherwise permitted by the Committee, under rules of uniform application over the time period specified in such Offering.
       (e)Other Provisions: Each Offering shall contain such other provisions as the Committee shall deem advisable, including restrictions on resale of Stock purchased through an Offering, provided that no such provisions may in any way conflict, or be inconsistent, with the terms of the Plan as amended from time to time.
       (f)Requirements of Law: The issuance of any Stock hereunder is conditioned upon registration of the Stock to be issued under applicable federal and state securities laws and its listing on any applicable stock exchange. In no event shall any Stock be issued hereunder prior to the effective date of any such registration or listing application.
       (g)Issuance of Shares: The shares of Stock purchased by each Participant shall be considered to be issued and outstanding to his credit as of the close of business on the Expiration Date for any Offering. Shares purchased by each Participant during an Offering shall be credited to that individual's
          Account no later than the day after the Expiration
          Date of that Offering.
       (h)Account Balances: No interest shall accrue at any time for any amount credited to the Account of a Participant. After the close of each Offering, a report will be sent to each Participant stating the entries made to his Account, the number of Shares purchased and the applicable Purchase Price.
       (i)Minimum Holding Period: A Participant will possess all the rights and privileges of a stockholder with respect to all of the Shares held in his or her Account under the Plan, including the right to vote such Shares, and will receive all dividends, distributions and stockholder communications with respect to such Shares. However, Shares shall remain in the Account until the expiration of the Minimum Holding Period with respect to such Shares, as determined by the Committee at or prior to the Commencement Date of the Offering.


ARTICLE VIII
WITHDRAWALS FROM PARTICIPANT ACCOUNTS

     Section 8.1 Except for any officer of the Company who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (an "Executive
Officer"), Participants may cease participation in an Offering at any time prior to the Expiration Date and withdraw all cash amounts in their Account. Such withdrawal shall serve to cancel the Participant's Option and the Participant shall thereupon cease his or her participation in such Offering. Partial cash withdrawals shall not be permitted. Cash withdrawal requests shall be made in such form and under such conditions as may be specified from time to time by the Committee. Executive Officers may not make cash withdrawals for so long as they remain Executive Officers.

     Section 8.2 A Participant may request, once in each calendar year, delivery of a stock certificate representing all or any portion of the Shares (in a whole number of Shares) held in his or her Account for at least the Minimum Holding Period. Unless otherwise specified by the Committee at or prior to the Commencement Date of any Offering, the Minimum Holding Period with respect to Shares purchased under such Offering shall be one year from the Expiration Date of that Offering,. A Participant shall not be permitted to pledge, transfer or sell Shares held in his or her Account until they are issued in certificate form after expiration of the Minimum Holding Period. Withdrawals of Shares prior to the end of the Minimum Holding Period will be permitted only for the purpose of Hardship, demonstrated to the reasonable satisfaction of the Committee.

     Section 8.3 Upon termination of a Participant's
employment with the Company for any reason, whether voluntary or involuntary, his or her participation in the Plan shall immediately
terminate.   As soon thereafter as practicable, the Participant shall
receive the following: (a) cash in an amount equal to the balance in his or her Account as of the date of the termination of employment,
(b) a stock certificate for all whole Shares held in the Account for at least the Minimum Holding Period and (c) the cash equivalent of any fractional Share in the Account. Any Shares held for less than the Minimum Holding Period shall remain in the Account for the remainder of any such holding period(s) and certificates for such Shares shall be issued to the former Participant only at the conclusion of the Minimum Holding Period applicable to such Shares.


ARTICLE IX
RECAPITALIZATION OR REORGANIZATION AND
STOCK DIVIDENDS

     Section 9.1 If the Company shall be the surviving corporation in any merger, consolidation, or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of a number of shares subject to the Option would have been entitled. In the event of a dissolution or liquidation of the Company, or any merger, consolidation or reorganization in which the Company is not the surviving corporation, the Committee, at its election, may cause each outstanding Option to terminate, provided, however, that each Optionee shall, in such event, subject to such rules and limitations of uniform application as the Committee may prescribe, be entitled to the rights of terminating Participants provided in Section 8.

     Section 9.2 The aggregate number of Shares which may be purchased by the exercise of outstanding Options and the Purchase Price per share covered by each such outstanding Option and the number of Shares held in a Participant's Account, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares effected without the receipt of consideration by the Company.

     Section 9.3 The grant of an Option under the Plan shall not affect in any way the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
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ARTICLE X
AMENDMENT OF THE PLAN

     The Board may suspend or terminate the Plan, reconstitute the Plan in whole or in part, or amend or revise the Plan in any respect whatsoever except that (a) no amendment shall cause any Option to fail to qualify as an option under an "employee stock purchase plan" as defined in Section 423 of the Code, (b) without approval of the stockholders, no amendment shall increase the number of Shares which may be sold under the Plan or make any change in the Employees or class of Employees eligible to participate in the Plan, and (c) without the approval of an Optionee, no change shall be made in the terms of any outstanding Option adverse to the interest of the Optionee.


ARTICLE XI
MISCELLANEOUS

     Section 11.1The Board may approve or adopt discount stock purchase plans under the Plan for employees of Subsidiaries as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any Subsidiary operates. Any shares of Stock issued under any such Subsidiary plans shall be deemed to have been issued under the Plan. The Board, in its sole discretion, may delegate its authority under this Section 11.1 to (a) its Compensation, Benefits and Nominating Committee or (b) to the extent permitted under applicable law, to the Chief Executive Officer or any other appropriate officer of the Company.

     Section 11.2Neither the Plan nor any document generated in connection herewith shall be construed to give any Employee the right to be retained in the employ of the Company. The Company retain the unqualified right to terminate the employment of any Employee at any time.